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                                                                    EXHIBIT 4.03

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

                            JAREVA TECHNOLOGIES, INC.

                             STOCK OPTION AGREEMENT

1. NOTICE OF STOCK OPTION GRANT. You, the Optionee named below, have been granted an Option to purchase Common Stock ("COMMON STOCK") of Jareva Technologies, Inc., a Delaware corporation (the "COMPANY"), subject to the terms and conditions of this agreement, including Section 2, "Terms and Conditions", following the signature page (the "STOCK OPTION AGREEMENT"). This Stock Option Agreement sets forth the basic terms of your Option and your rights with respect to the shares of Common Stock subject to the Option (the "SHARES").

         1.1      DATE OF GRANT. JANUARY __, 2003

         1.2      OPTIONEE'S NAME. ____________________

         1.3      OPTIONEE'S SOCIAL SECURITY NUMBER. __________

         1.4      TYPE OF OPTION. NONSTATUTORY STOCK OPTION

         1.5      NUMBER OF SHARES SUBJECT TO OPTION. ______________

         1.6      PURCHASE PRICE PER SHARE. ________________

         1.7 TIME OF EXERCISE. Anytime during Term of Option (see Section 2.2) and after Date of Grant, subject to Section 2.1(iii).

         1.8 VESTING START DATE. The Effective Time of the Merger (as such terms are defined below).

         1.9 VESTING SCHEDULE. Subject to Section 2.1(iii), the Shares subject to the Option shall vest, subject to your continued employment with Parent, VERITAS (as such terms are defined in Section 2.1 below) or any of their subsidiaries.

         Two years, six-month cliff: Your Option will vest with respect to twenty-five percent (25%) of the total number of Shares subject to the Option on the date that is six (6) months after the Vesting Start Date, and thereafter, your Option will vest with respect to

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         the remaining seventy-five percent (75%) of the total number of Shares subject to your Option at the rate of 1/24 of the total number of Shares subject to the Option per month over the eighteen (18) month period beginning on the date that is seven (7) months after the Vesting Start Date, such that on the second (2nd) anniversary of the Vesting Start Date, the Option shall be vested with respect to one hundred percent (100%) of the Shares subject to the Option if you have remained continuously employed by Parent, VERITAS or any of their subsidiaries at all times since the Vesting Start Date.

         Acceleration: If, during the two (2) year period beginning on the Vesting Start Date and ending upon the second (2nd) anniversary of the Vesting Start Date, your employment with Parent, VERITAS or any of their subsidiaries ceases as a result of your being terminated without Cause or as a result of a Constructive Termination within such two (2) year period, then, effective upon your termination date, the then unvested portion of your Option shall become immediately vested with respect to one hundred percent (100%) of the number of Shares subject to your Option provided that you have first executed and delivered to VERITAS and Parent a general release of claims in form and substance reasonably acceptable to VERITAS in accordance with Section 2.8.3(e) of the Merger Agreement and such release has become irrevocable.

         "CAUSE" means any of the following: (i) the willful and continued failure by you to follow the lawful written directions of your Employer (as defined below) after a written demand for substantial performance of such written directions, which written demand identifies the manner in which your Employer believes that you have not substantially followed your Employer's directions and provides thirty (30) days for you to comply with such demand; (ii) the willful engagement by you in conduct which is demonstrably and materially injurious to VERITAS, Parent, the Surviving Corporation (as defined in Section 2.1 below) or any of their respective affiliates, monetarily or otherwise (such as, without limitation, harm to reputation); or (iii) a conviction of you, or the making of a guilty plea, a plea of nolo contendere, or confession by you, to an act of (or involving) fraud, misappropriation (including without limitation misappropriation of any intellectual property or proprietary information of VERITAS, Parent or any of their respective affiliates), embezzlement, or a felony. As used above in this definition of "Cause", your "EMPLOYER" means any one or more of the following: VERITAS, Parent, your VERITAS Employer or your immediate supervisor at the VERITAS Employer by which you are employed. Your VERITAS Employer means VERITAS, Parent, the Surviving Corporation or any subsidiary or affiliate entity of any of them.

         "CONSTRUCTIVE TERMINATION" means, the resignation of your employment with a VERITAS Employer as a result of: (i) your not being offered a position with VERITAS, any Subsidiary of VERITAS or the Company (beginning as of the Effective Time) that is within forty (40) miles of your office location with the Company as of the date of the Merger Agreement; (ii) your being (within two (2) years after the Effective
         Time) subsequently assigned to, or required to relocate to, or to spend substantially all of your working time, at an office that is more than forty (40) miles from your office location with the Company as of the date of the Merger Agreement; (iii) your base salary being reduced to less than ninety (90%) of your base salary with the Company at the date of the

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         Merger Agreement (unless such reduction is also being made to similarly situated employees as part of a firm-wide salary reduction program); or
         (iv) (A) a material adverse change in the job title that you accepted upon the commencement of your employment with a VERITAS Employer as of the Effective Time, or (B) a permanent change in your job duties and responsibilities to lesser duties and responsibilities of a type that are demeaning and fundamentally unrelated to your professional skills; provided, however, that notwithstanding the foregoing, in the event that you are subsequently assigned to, or required to relocate to, or spend substantially all of your working time, at an office located outside the United States of America as necessitated by your U.S. immigration status or as a result of your not being legally entitled to work in the United States of America, such assignment, relocation or working location shall not constitute a "Constructive Termination" hereunder notwithstanding the location of such office being more than forty (40) miles from your office location with the Company as of the date of the Merger Agreement.

BY SIGNING BELOW, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS OF THIS STOCK OPTION AGREEMENT, INCLUDING THE ATTACHED TERMS AND CONDITIONS.

Dated: January __, 2003

                                    OPTIONEE:

                                    ____________________________________________

                                    COMPANY:

                                    JAREVA TECHNOLOGIES, INC.

                                    ____________________________________________

                                    By:  Jagadish Bandhole

                                    Its: CEO

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2.       TERMS AND CONDITIONS.

         2.1      CONDITIONS TO OPTION.

                  (i) MERGER. The grant of your Option is subject to the closing of the merger (the "MERGER") of Jaguar Acquisition Corp., a Delaware corporation that is a wholly owned subsidiary of Parent ("SUB"), with and into the Company in a reverse triangular merger, with the Company to be the surviving corporation (the "SURVIVING CORPORATION") of the Merger and to become a wholly owned subsidiary of VERITAS Operating Corporation, a Delaware corporation ("PARENT"), as a result of the Merger pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of December 19, 2002 (the "MERGER AGREEMENT"), by and among VERITAS Software Corporation, a Delaware corporation and the parent corporation of Parent ("VERITAS"), Parent, Company and Sub. This Option will be null and void if the Merger does not close on or before January 31, 2003. Upon the effective time of the Merger (as defined in the Merger Agreement) (the "EFFECTIVE TIME"), this Option will be assumed by VERITAS (which will be substituted for the Company hereunder) and converted into an option to purchase shares of VERITAS Common Stock as determined in accordance with the applicable provisions of the Merger Agreement. All of the terms of the Option will otherwise be unchanged by the assumption and conversion and will continue in effect after the Effective Time.

                  (ii) STOCKHOLDER APPROVAL. The grant of your Option shall also be subject to and conditioned on approval of the stockholders of the Company prior to the Effective Time if necessary to avoid the treatment of the Option as a parachute payment under federal income tax laws.

                  (iii) RELEASE. The grant of this Option is subject to your execution and delivery of a general release of claims, in form and substance reasonably acceptable to VERITAS, which release has become effective and irrevocable. Notwithstanding any provisions of this Stock Option Agreement or the Merger Agreement to the contrary, you will not be entitled to exercise this Option, and the Shares subject to this Option will not become vested, unless and until such release becomes effective and irrevocable.

         2.2 TERM OF OPTION. Your Option will expire on the day before the tenth anniversary of the Date of Grant, and will expire earlier, but in no event later than such tenth anniversary, if your employment terminates as follows:

                  (i) REGULAR TERMINATION. If your employment terminates for any reason except death or Total and Permanent Disability, your Option will expire upon the later to occur of (a) the close of business on the date three (3) months after the date your employment terminates and (b) the date that is thirty (30) days after the effective date of the registration statement filed by VERITAS on Form S-8 with respect to the shares subject to this Option ("FORM S-8"). During the period provided for in subsection (a) or (b) above (whichever is the longest period of time from your date of termination), you

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         may exercise your Option to the extent it was vested on the date your employment terminated.

                  (ii) DEATH. If you die during the term of your employment, your Option will expire upon the later to occur of (a) the close of business on the date six (6) months after the date of your death and
         (b) the date that is thirty (30) days after the effective date of the Form S-8. During the period provided for in subsection (a) or (b) above (whichever is the longest period of time from the date of your death), your estate or heirs may exercise that portion of your Option that was vested on the date of your death.

                  (iii) TOTAL AND PERMANENT DISABILITY. If your employment terminates because of your Total and Permanent Disability (as such term is defined in the Merger Agreement), your Option will expire upon the later to occur of (a) the close of business on the date six (6) months after the date your employment terminates and (b) the date that is thirty (30) days after the effective date of the Form S-8. During the period provided for in subsection (a) or (b) above (whichever is the longest period of time from your date of termination), you may exercise your Option to the extent it was vested on the date your employment terminated.

         2.3      EXERCISE OF OPTION.

                  (i) LEGALITY OF INITIAL ISSUANCE. No Shares shall be issued upon the exercise of this Option unless and until the Company has determined that:

                           (a) Any actions required to register the Shares under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), or to perfect an exemption from the registration requirements thereof have been taken;

                           (b) Any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

                           (c) Any other applicable provision of U.S. federal or state has been satisfied;

                  provided, however, that following the Effective Time of the Merger, VERITAS shall use its diligent good faith efforts to cause the Shares subject to the Option upon its conversion and assumption by VERITAS to be registered on a registration statement on Form S-8 (or successor form) promulgated by the Securities and Exchange Commission under the Securities Act, as soon as practicable after the Effective Time (after taking into account VERITAS' proposed restatement of certain of its financial statements after the Effective Time and the impact of such restatement on VERITAS' ability to file and have declared effective registration statements under the Securities Act) and will exercise its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as this Option remains outstanding and will reserve a sufficient number of Shares for issuance upon exercise of this Option.

                  (ii) METHOD OF EXERCISE. To exercise your Option, you must give written notice to the Company pursuant to Section 2.13. The notice shall specify the election to exercise this Option, the number of shares for which it is being exercised, and the form of

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         payment. The person exercising the Option shall sign the notice. If someone else wants to exercise your Option as your representative or after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so. The notice of exercise must be accompanied by payment in a form permissible under Section 2.3(iii) for the full amount of the Purchase Price.

                  (iii) FORM OF PAYMENT. Payment of the aggregate Purchase Price for the Shares you are purchasing upon exercise of the Option may be made in one (or in a combination) of the following forms:

                           (a) Your personal check, a cashier's check or a money order.

                           (b) Shares of Common Stock which you have owned for six months and which are surrendered to the Company or the ownership of which is attested to by you. The value of such Common Stock, determined as of the effective date of the Option exercise, will be applied to the Purchase Price.

                           (c) To the extent that a public market for the Shares subject to the Option exists as determined by the Company, by delivery (on a form approved by VERITAS) of either an irrevocable direction to a securities broker to sell the Common Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Purchase Price, or an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or art of the loan proceeds to the Company in payment of the aggregate Purchase Price, in each case to the extent consistent with applicable law.

                           (d) Any other form of legal consideration approved by the Board.

                  (iv) WITHHOLDING TAXES. You will not be allowed to exercise your Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the exercise of the Option or the sale of Shares acquired upon exercise of your Option. You may satisfy all or part of the withholding tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued or by surrendering all or a portion of any shares of Common Stock previously acquired. Shares of Common Stock that are withheld or surrendered pursuant hereto shall be valued at their fair market value on the date when taxes otherwise would be withheld in cash. In no event may you have Shares withheld that would otherwise be issued to you in excess of the number necessary to satisfy the legally required minimum tax withholding.

         2.4      EXERCISE OF OPTION BEFORE VESTING ("EARLY EXERCISE").

                  (i) UNVESTED SHARES. If you exercise your Option before full vesting, the vesting provisions set forth in Section 1.9 will apply to the Shares you acquire upon exercise of your Option. If you exercise your Option before your rights are vested, you should consider making an election under Section 83(b) of the Code (the "SECTION 83(b) ELECTION"). The Section 83(b) Election must be filed within thirty (30) days after the date you acquire Shares in which your rights are not vested. You are encouraged to consult

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         with your tax advisors with respect to your decision as to whether or not to file a Section 83(b) Election.

                  (ii) REPURCHASE RIGHT. All Shares purchased by you on exercise of the Option that have not vested under Sections 1.9 and 2.4(i), together with any shares of Common Stock issued by the Company as a dividend or other distribution on, in exchange for or upon the conversion of such unvested Shares (collectively, the "Subject Shares") shall be subject to the following right of repurchase by the Company (the "Repurchase Right"). The Company shall have the right, within ninety (90) days after the termination of your employment with the Company (the "Termination Date"), to purchase from you all Subject Shares as of the Termination Date. The repurchase price shall be the Purchase Price per share paid by you for such shares pursuant to this Option. For purposes of this Section 2.4(ii), the date the Company exercises its Repurchase Right shall be deemed to be the Termination Date. The Repurchase Right under this Section 2.4(ii) shall lapse with respect to the Subject Shares in accordance with the vesting schedule in this Option.

                  (iii) EXERCISE OF REPURCHASE RIGHT. The Company shall be deemed to have exercised its Repurchase Right automatically for all Subject Shares as of the Termination Date, unless within ninety (90) days thereafter, the Company notifies the holder of the Subject Shares that it will not exercise its Repurchase Rights as to some or all of the Subject Shares. The certificate(s) representing the shares to be repurchased shall be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to you the repurchase price determined according to
         Section 2.4(ii), above. The repurchase price shall be paid by certified or cashier's check.

                  (iv) ESCROW OF SHARES. To ensure that the Subject Shares are delivered to the Company upon its exercise of its Repurchase Right, you agree that the certificate(s) evidencing the Subject Shares and an assignment separate from certificate executed by you (with date and number of shares in blank) shall be held by the Company as escrow agent. The Company, as escrow agent, shall deliver to you certificates representing so many Shares as are no longer subject to the Repurchase Right (less such shares as have been previously delivered) as soon as practicable following your request. Ninety (90) days after the Termination Date, the Company, as escrow agent, shall deliver to you a certificate or certificates representing the number of Shares not repurchased by the Company pursuant to exercise of the Repurchase Right (less such shares as have been previously delivered).

         2.5 REPRESENTATIONS OF HOLDER. You hereby represent and warrant to the Company as follows:

                  (i) By acceptance hereof, you acknowledge that this Option and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for your own account and not as a nominee for any other party, and for investment, and that you will not offer, sell or otherwise dispose of this Option or any shares of Common Stock to be

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         issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws.

                  (ii) You have a preexisting business relationship with the Company and are familiar with the business, properties, prospects and financial condition of the Company.

                  (iii) You are experienced in evaluating and investing in securities of companies in the development stage and acknowledge that you are able to fend for yourself, can bear the economic risk of this investment, and have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of the investment in the Common Stock.

                  (iv) You understand that the Common Stock issuable upon exercise of the Option may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Common Stock or an available exemption from registration under the Securities Act, the Common Stock must be held indefinitely.

                  (v) If applicable, all shares of Common Stock issued upon exercise hereof may be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, OR SOME EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR LAWS, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS AND RIGHTS OF REPURCHASE. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

         2.6 NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option, but shall either be paid in cash at the fair market value thereof or shall be rounded down to the nearest Share, as determined by the Board.

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         2.7      TRANSFER OF OPTION. Prior to your death, only you may exercise your Option. You have no right to transfer or assign your Option. For instance, you may not sell your Option or use it as security for a loan. If you attempt to do any of these things, your Option will immediately become invalid. You may, however, dispose of your Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your Option in any other way.

         2.8 NO RETENTION RIGHTS. Your Option does not give you the right to be retained by the Company (or any subsidiary) in any capacity. The Company reserves the right to terminate your employment at any time and for any reason or for no reason, with or without Cause, subject to the provisions hereof regarding acceleration of vesting.

         2.9 STOCKHOLDER RIGHTS. You, or your estate or heirs, have no rights as a stockholder of the Company with respect to the Shares until you become entitled to receive the Shares by delivering to the Company an option exercise notice and paying the Purchase Price.

                  2.10     ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

                  (i) GENERAL. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in Common Stock, a combination or consolidation of the outstanding Common Stock into a lesser number of shares, a recapitalization, a reclassification of the outstanding Common Stock or such other event as the Board may determine necessitates an adjustment be made, the number of Shares of Common Stock covered by the Option and the Purchase Price of each Share subject to the Option shall be proportionately adjusted, subject to any required action by the Board, or the stockholders and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at the fair market value thereof or shall be rounded down to the nearest Share, as determined by the Board; and provided, further, that the Purchase Price of the Option may not be decreased to below the par value of the Shares.

                  (ii) MERGER, CONSOLIDATION OR OTHER REORGANIZATION. If the Company is a party to a merger, consolidation or other corporate reorganization (other than the Merger), the Option shall be subject to the terms and conditions of the merger, consolidation or reorganization agreement.

                  (iii) RESERVATION OF RIGHTS. Except as set forth in this Stock Option Agreement, you shall have no rights by reason of (a) any subdivision or consolidation of shares of Company stock of any class,
         (b) the payment of any dividend by the Company, or (c) any other increase or decrease in the number of shares of Company stock of any class. Except as set forth in this Stock Option Agreement, any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to the Option or the Purchase Price under the Option. The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or reorganize or to dissolve or liquidate or sell, transfer or otherwise dispose of all or any part of its business, assets or securities.

         2.11 APPLICABLE LAW. This Stock Option Agreement will be interpreted and enforced under the laws of the State of California.

         2.12 INTEGRATION. This Stock Option Agreement and the Merger Agreement constitute the entire understanding between you and the Company regarding your Option. Any other agreements, commitments or negotiations concerning your Option are superseded.

         2.13 NOTICE. Any notice required by the terms of the Stock Option Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Services, by registered or certified mail, with postage and fees prepaid, or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive offices and to you at the address that you have most recently provided to the Company in accordance with this Section 2.13.

BY SIGNING THIS STOCK OPTION AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE.